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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) - JANUARY 23, 2007

                       COMMISSION FILE NUMBER: 000-254888

                           RG GLOBAL LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                       33-0230641
  (State or jurisdiction of                    (IRS Employer Identification No.)
incorporation or organization)

                             30021 TOMAS, SUITE 200
                    RANCHO SANTA MARGARITA, CALIFORNIA 92688
          (Address of principal executive offices, including zip code)

                                 (949) 888-9500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) o Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) o Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                           RG GLOBAL LIFESTYLES, INC.


ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         (a) On January 23, 2007, a Technology Transfer Agreement between the Company and Catalyx Fluid Solutions, Inc. ("CFS") became effective. The material terms of the agreement are (i) transfer from CFS to the Company of its technology for the removal of contaminants from waste water in the coal bed methane mining process; (ii) the Company has prepaid $200,000 to CFS against future royalties earned from usage or sale of technology, as applicable; (iii) the Company will pay a royalty to CFS on a per barrel basis of $0.01, or 5% of the sales price of equipment, related to revenues earned from the technology; (iv) in consideration of the technology transfer, the Company issued to CFS warrants to purchase an aggregate of 8,000,000 shares of the Company's restricted common stock, with an obligation to file a registration statement with the SEC for 2,000,000 of the underlying shares in the future; and
                  (vi) the right to have Juzer Jangbarwala, a CFS principal, and one other nominee elected by the Board of Directors of the Company to fill two current vacancies of the Board of Directors of the Company. With Mr. Jangbarwala becoming a Director as discussed below in Item 5.02, this transaction becomes a related party transaction, as Mr. Jangbarwala indirectly owns 40% of CFS.

         (b) On January 25, 2007, the Company entered into a purchase and services agreement with Black Diamond Energy, Inc. for the sale of the Company's proprietary waste water treatment products and associated technology used in the contaminant removal from 20,000 barrels per day of waste water removed in the process of coal bed methane mining. The contract implementation is subject to receipt of sufficient financing of the project construction by Black Diamond Energy.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (a) On January 23, 2007, the Board of Directors of the Company appointed Juzer Jangbarwala as Chief Technology Officer of the Company.

         (b) On January 23, 2007, the Board of Directors of the Company, in accordance with the terms of the technology transfer agreement discussed above in Item 1.01, elected Mr. Jangbarwala to be a Director, filling a Board vacancy. Mr. Jangbarwala's term is scheduled to expire at the Company's upcoming annual stockholders' meeting in 2007 and Mr. Jangbarwala will be nominated for election at such meeting to serve as a director until the next annual stockholders meeting in 2008.

         (c) On January 23, 2007, in connection with Mr. Jangbarwala's appointment as CTO, an executive employment agreement between the Company and Juzer Jangbarwala, as amended, became effective. The material terms of the agreement are (i) assignment to the Company of certain of Mr. Jangbarwala's patents related to the CFS technology; (ii) annual base salary of $96,000; (iii) options to purchase 2,000,000 shares of the company common stock pursuant to the Company's 2006 and 2007 Incentive and Non-Statutory Stock Option Plans vested over 24 months; (iv) various cash and stock option bonuses based on Company revenue metrics; and (v) normal Company employee benefits.

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         (d)      Mr. Jangbarwala, 47, our CTO, in 1989 was founder and CEO of
                  Hydromatix, Inc., a company that was acquired by BOC Edwards in 2002. In 2002, Mr. Jangbarwala founded and became CEO of Catalyx Inc. as a technology incubator. In 2004, he became CEO of Energix Research, Inc., a subsidiary of Catalyx, Inc., as a developer of low cost hydrogen generators. In 2006, Catalyx spun off CFS, and Mr. Jangbarwala serves as its CTO to develop innovative water treatment technologies from the Catalyx portfolio of patents. Mr. Jangbarwala has a B.S. in Chemical Engineering from Lehigh University.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Date: January 29, 2007                     RG GLOBAL LIFESTYLES, INC.


                                           By: /s/ Louis Knickerbocker
                                               -----------------------------
                                               Louis Knickerbocker,
                                               Chief Executive Officer, Director

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